Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2025 Results

Sugar Land, Texas, February 26, 2026 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power the internet, today announced financial results for its fourth quarter and full year ended December 31, 2025.

“We are pleased to deliver record fourth quarter results that were in line with or better than our expectations, and which capped off the strongest year in our company’s history,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “Our results were driven by broad-based demand in both our CATV and datacenter businesses. We have considerable momentum entering 2026, and we believe we are well positioned to accelerate our growth this year.”

“We generated significant revenue growth while expanding our gross margins this year,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “We made tangible progress during the quarter on expanding our manufacturing capacity, which is a critical step as we prepare for higher-volume production of our next generation datacenter products. We believe we are well positioned for sustained growth and the capital investments underway are expected to fundamentally strengthen the company as we execute on the strong demand we see.”

Fourth Quarter 2025 Financial Summary

•	GAAP revenue was $134.3 million, compared with $100.3 million in the fourth quarter of 2024 and $118.6 million in the third quarter of 2025.
•	GAAP gross margin was 31.2%, compared with 28.7% in the fourth quarter of 2024 and 28.0% in the third quarter of 2025. Non-GAAP gross margin was 31.4%, compared with 28.9% in the fourth quarter of 2024 and 31.0% in the third quarter of 2025.
•	GAAP net loss was $2.0 million, or $0.03 per basic share, compared with net loss of $119.7 million, or $2.60 per basic share in the fourth quarter of 2024, and a net loss of $17.9 million, or $0.28 per basic share in the third quarter of 2025.
•	Non-GAAP net loss was $0.6 million, or $0.01 per basic share, compared with non-GAAP net loss of $1.0 million, or $0.02 per basic share in the fourth quarter of 2024, and a non-GAAP net loss of $5.4 million, or $0.09 per basic share in the third quarter of 2025.

Full Year 2025 Financial Summary

•	GAAP revenue was $455.7 million, compared with $249.4 million in 2024.
•	GAAP gross margin was 30.0%, compared with 24.8% in 2024. Non-GAAP gross margin was 30.9% compared to 25.1% in 2024.
•	GAAP net loss was $38.2 million, or $0.64 per basic share, compared with net loss of $186.7 million, or $4.50 per basic share in 2024.
•	Non-GAAP net loss was $15.7 million, or $0.26 per basic share, compared with non-GAAP net loss of $32.7 million, or $0.79 per basic share in 2024.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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First Quarter 2026 Business Outlook (+)

For first quarter of 2026, the company currently expects:

•	Revenue in the range of $150 million to $165 million.
•	Non-GAAP gross margin in the range of 29% to 31%.
•	Non-GAAP net income in the range of a loss of $7.0 million to a loss of $0.3 million, and non-GAAP income per share in the range of a loss of $0.09 to breakeven using approximately 76.4 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, February 26, 2026 to discuss its fourth quarter and full year 2025 financial results and outlook for its first quarter 2026 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 855-669-9658 (domestic) or 412-317-0088 (international) and entering passcode 9932656.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," “priorities,” "strategy," "potential," "is likely," "will," "expect," “momentum,” "plan" "project," "permit," “positions” or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2026. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, and non-GAAP tax benefit (expenses) from our GAAP net income (loss). Included in our non-recurring expenses in Q4 2025 and Q4 2024 are employee severance expenses (if any), legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any). Also included in our non-recurring expenses in Q4 2024, but not in Q4 2025, is management's estimate on the loss of aged account receivables and certain non-recurring expenses related to extreme weather events. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP Adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net earnings (loss0 per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q4 2025 and FY 2025 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q4 2024 and FY 2024.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and Hybrid Fiber-Coax (HFC) networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com. # # #

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$216,035	$79,133
Accounts Receivable, Net	244,404	116,801
Inventories	183,105	88,135
Prepaid Expenses and Other Current Assets	32,183	17,199
Total Current Assets	675,727	301,268

Property, Plant And Equipment, Net	376,050	219,235
Land Use Rights, Net	4,825	4,837
Operating Right of Use Asset	49,697	9,646
Intangible Assets, Net	3,623	3,680
Other Assets	58,501	8,366
TOTAL ASSETS	$1,168,423	$547,032

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$143,932	$104,969
Bank Acceptance Payable	33,363	19,259
Accrued Expenses	42,491	22,091
Current Lease Liability-Operating	3,522	1,380
Current Portion of Notes Payable and Long Term Debt	33,975	22,370
Total Current Liabilities	257,283	170,069
Convertible Senior Notes	129,829	134,497
Other Long-Term Liabilities	47,393	13,354
TOTAL LIABILITIES	434,505	317,920

STOCKHOLDERS' EQUITY
Common Stock	75	49
Additional Paid-in Capital	1,224,538	683,462
Cumulative Translation Adjustment	(616)	(2,548)
Retained Earnings	(490,079)	(451,851)
TOTAL STOCKHOLDERS' EQUITY	733,918	229,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,168,423	$547,032

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Revenue	2025	2024	2025	2024
CATV	$54,002	$52,212	$245,124	$87,713
Datacenter	74,876	44,242	195,651	148,525
Telecom	5,111	3,535	13,729	10,980
Other	285	282	1,211	2,147
Total Revenue	134,274	100,271	455,715	249,365

Total Cost of Goods Sold	92,329	71,542	318,802	187,565

Total Gross Profit	41,945	28,729	136,913	61,800

Operating Expenses:
Research and Development	25,820	16,737	85,507	54,955
Sales and Marketing	6,904	3,652	30,267	18,154
General and Administrative	20,722	14,813	75,741	59,599
Total Operating Expenses	53,446	35,202	191,515	132,708

Operating Loss	(11,501)	(6,473)	(54,602)	(70,908)

Other Income (Expense):
Interest Income	830	365	1,792	874
Interest Expense	(843)	(1,754)	(3,497)	(6,826)
Other Income (Expense), net	1,016	(111,828)	9,603	(109,871)
Total Other Income (Expense):	1,003	(113,217)	7,898	(115,823)

Net loss before Income Taxes	(10,498)	(119,690)	(46,704)	(186,731)
Income Tax Expense	8,476	(2)	8,476	(2)
Net loss	$(2,022)	$(119,692)	$(38,228)	$(186,733)

Net loss per share attributable to common stockholders
basic	$(0.03)	$(2.60)	$(0.64)	$(4.50)
diluted	$(0.03)	$(2.60)	$(0.64)	$(4.50)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	70,336	46,057	60,184	41,539
diluted	70,336	46,057	60,184	41,539

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP total gross profit (a)	$41,945	$28,729	$136,913	$61,800
Share-based compensation expense	97	118	361	474
Non-recurring expense	25	15	74	81
Expenses associated with discontinued products	129	99	3,501	300
Non-GAAP total gross profit (a)	$42,196	$28,961	$140,849	$62,655

GAAP net loss	$(2,022)	$(119,692)	$(38,228)	$(186,733)
Share-based compensation expense	2,868	2,949	11,710	14,790
Expenses associated with discontinued products	129	98	3,501	300
Non-cash expenses associated with discontinued products	1,043	1,039	4,268	4,201
Amortization of intangible assets	117	106	447	438
Non-recurring (income) expense	282	111,725	1,622	114,232
Unrealized exchange loss (gain)	(282)	576	208	591
Tax (benefit) expense related to the above	(2,770)	2,152	749	19,464
Non-GAAP net loss	$(635)	$(1,047)	$(15,723)	$(32,717)

GAAP net loss	$(2,022)	$(119,692)	$(38,228)	$(186,733)
Share-based compensation expense	2,868	2,949	11,710	14,790
Expenses associated with discontinued products	129	98	3,501	300
Non-cash expenses associated with discontinued products	1,043	1,039	4,268	4,201
Amortization of intangible assets	117	106	447	438
Non-recurring expense (income)	282	111,725	1,622	114,232
Unrealized exchange loss (gain)	(282)	576	208	591
Depreciation expense	7,045	4,213	22,982	16,012
Interest (income) expense, net	13	1,390	1,705	5,953
Income tax expenses (credit)	(8,477)	–	(8,477)	–
Adjusted EBITDA	$716	$2,404	$(262)	$(30,216)

GAAP diluted net loss per share	$(0.03)	$(2.60)	$(0.64)	$(4.50)
Share-based compensation expense	0.04	0.06	0.20	0.36
Expenses associated with discontinued products	–	–	0.06	0.01
Non-cash expenses associated with discontinued products	0.01	0.02	0.07	0.10
Amortization of intangible assets	–	0.00	0.01	0.01
Non-recurring (income) expense	0.01	2.43	0.03	2.75
Unrealized exchange loss (gain)	–	0.01	–	0.01
Non-GAAP tax benefit	(0.04)	0.06	0.01	0.47
Non-GAAP diluted net loss per share	$(0.01)	$(0.02)	$(0.26)	$(0.79)

Shares used to compute diluted loss per share	70,336	46,057	60,184	41,539
Shares used to compute diluted earnings per share	70,336	46,057	60,184	41,539

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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